Exhibit 26(m)

Sample Hypothetical Illustration

Policy Year	Month	Age	Beginning Fixed Acct CV	Fixed Account Premium	Premium Load	BOM DB	BOM NAAR	Base COI Rate	Base COI Deduction	Policy Fee	Per Unit Charge	Net FACV	Fixed Account Current Gross Rate of Return	Fixed Account Current Net Rate of Return	Fixed Account Interest Earned	Ending Fixed Acct CV
			(1)	(2)	(3)	(4)	(5)	(6)	(7)	(8)	(9)	(10)	(11)	(13)	(15)	(16)
5	49	37	1,429.36	550.00	16.50	100,001.00	95,930.34	0.03192	3.06	8.00	8.00	1,943.79	4.10%	4.10%	6.52	1,950.31
5	50	37	1,950.31	-	-	100,001.00	95,925.84	0.03192	3.06	8.00	8.00	1,931.25	4.10%	4.10%	6.48	1,937.73
5	51	37	1,937.73	-	-	100,001.00	95,921.27	0.03192	3.06	8.00	8.00	1,918.66	4.10%	4.10%	6.44	1,925.10
5	52	37	1,925.10	-	-	100,001.00	95,916.63	0.03192	3.06	8.00	8.00	1,906.04	4.10%	4.10%	6.39	1,912.43
5	53	37	1,912.43	-	-	100,001.00	95,911.93	0.03192	3.06	8.00	8.00	1,893.36	4.10%	4.10%	6.35	1,899.72
5	54	37	1,899.71	-	-	100,001.00	95,907.15	0.03192	3.06	8.00	8.00	1,880.65	4.10%	4.10%	6.31	1,886.96
5	55	37	1,886.96	-	-	100,001.00	95,902.31	0.03192	3.06	8.00	8.00	1,867.90	4.10%	4.10%	6.27	1,874.16
5	56	37	1,874.16	-	-	100,001.00	95,897.39	0.03192	3.06	8.00	8.00	1,855.10	4.10%	4.10%	6.22	1,861.32
5	57	37	1,861.32	-	-	100,001.00	95,892.41	0.03192	3.06	8.00	8.00	1,842.26	4.10%	4.10%	6.18	1,848.44
5	58	37	1,848.43	-	-	100,001.00	95,887.35	0.03192	3.06	8.00	8.00	1,829.37	4.10%	4.10%	6.14	1,835.51
5	59	37	1,835.51	-	-	100,001.00	95,882.21	0.03192	3.06	8.00	8.00	1,816.45	4.10%	4.10%	6.09	1,822.54
5	60	37	1,822.54	-	-	100,001.00	95,877.00	0.03192	3.06	8.00	8.00	1,803.48	4.10%	4.10%	6.05	1,809.52

			(1) = Fixed Account Cash Value from end of previous month
			(1b) = Separate Account Cash Value from end of previous month
			(2) = Annual Fixed Account planned premium (Determined to be at least the GDBM Premium)
			(2b) = Annual Separate Account planned premium (Any excess premium over the GDBM Premium allocated to the Fixed Account)
			(3) = .03 x (2) for year 2 and beyond
			(4) = Beginning of Month Death Benefit
			(5) = Net Amount at Risk = (4) - [(1)+(1b)] - [(2)+(2b)] + (3)
			(6) = Current cost of insurance rate
			(7) = Current cost of insurance charge = (5) / 1000 * (6)
			(8) = Monthly Administration Fee = $8.00 in all months
			(9) = Monthly Per Unit Expense Charge = ($100,001 face amount/1000 * 0.08) for years 1 through 8
			(10) = Net Fixed Account Cash Value = (1) + (2) - (3) - (7) - (8) - (9)
			(10b) = Net Separate Account Cash Value = (1b) + (2b) - (3)
			(11) = Fixed Account Current Interest Rate
			(11b) = Gross Rate of Return on Separate Account
			(12) = Arithmetic Average of Total Portfolio Expenses
			(13) = Net Rate of Return on Fixed Acct = (11) .
			(13b) = Net Rate of Return on Separate Acct = (11b) - (12).
			(14) = Mortality and Expense Charge
			(15) = Fixed Account Interest = (10) * { [1 + (13)] ^ (1/12) -1 }
			(15b) = Separate Account Interest = (10b) * { [1 + (13b) - (14)] ^ (1/12) -1 }
			(16) = End Of Month Fixed Account Cash Value = (10) + (15)
			(16b) = End Of Month Separate Account Cash Value = (10b) + (15b)
			(17) = Total CV = (16) + (16b)

Beginning Sep Acct CV	Separate Account Premium	Premium Load	Net Sep Acct CV	Sep Account Hypothetical Gross Rate of Return	Invest Fees on Separate Account	Sep Account Hypothetical Net Rate of Return	Separate Acct Current M&E	Separate Account Interest Earned	Ending Separate Acct CV	Total Ending CV
(1b)	(2b)	(3)	(10b)	(11b)	(12)	(13b)	(14)	(15b)	(16b)	(17)
1,555.68	350.00	10.50	1,895.18	6.00%	0.83%	5.17%	0.00%	7.98	1,903.16	3,853.47
1,903.16	-	-	1,903.16	6.00%	0.83%	5.17%	0.00%	8.01	1,911.17	3,848.89
1,911.17	-	-	1,911.17	6.00%	0.83%	5.17%	0.00%	8.05	1,919.21	3,844.31
1,919.21	-	-	1,919.21	6.00%	0.83%	5.17%	0.00%	8.08	1,927.29	3,839.72
1,927.29	-	-	1,927.29	6.00%	0.83%	5.17%	0.00%	8.11	1,935.40	3,835.12
1,935.40	-	-	1,935.40	6.00%	0.83%	5.17%	0.00%	8.15	1,943.55	3,830.51
1,943.55	-	-	1,943.55	6.00%	0.83%	5.17%	0.00%	8.18	1,951.73	3,825.89
1,951.73	-	-	1,951.73	6.00%	0.83%	5.17%	0.00%	8.22	1,959.95	3,821.27
1,959.95	-	-	1,959.95	6.00%	0.83%	5.17%	0.00%	8.25	1,968.20	3,816.64
1,968.20	-	-	1,968.20	6.00%	0.83%	5.17%	0.00%	8.29	1,976.48	3,811.99
1,976.48	-	-	1,976.48	6.00%	0.83%	5.17%	0.00%	8.32	1,984.80	3,807.34
1,984.80	-	-	1,984.80	6.00%	0.83%	5.17%	0.00%	8.36	1,993.16	3,802.68